Exhibit A

AGREEMENT

Each of the undersigned hereby consents and agrees to this joint filing to Schedule 13G for the Common Stock of Hornbeck Offshore Services, Inc.

September 9, 2026
(Date)

WHITEBOX ADVISORS LLC

/s/ Muqu Karim
(Signature)
Muqu Karim Chief Operating Officer & Chief Financial Officer
(Name/Title)

September 9, 2026
(Date)

WHITEBOX GENERAL PARTNER LLC

/s/ Muqu Karim
(Signature)
Muqu Karim Authorized Signatory
(Name/Title)

September 9, 2026
(Date)

Whitebox Multi-Strategy Partners, LP

/s/ Muqu Karim
(Signature)
Muqu Karim Authorized Signatory
(Name/Title)

v.